SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: FEBRUARY 27, 2006
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                      1-16725                   42-1520346
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
    of incorporation)                                     Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

HUMAN RESOURCES COMMITTEE ACTIONS

2006 SALARIES

On February 27, 2006, the Human Resources Committee (the "Committee") of the Board of Directors of Principal Financial Group, Inc. (the "Company") approved the annual base salaries (effective as of March 4, 2006) of the Company's executive officers after a review of comparative compensation information, individual performance, internal equity and other factors as the Committee determined important. The following table sets forth the annual base salary levels of the Company's Named Executive Officers (which officers were determined by reference to the Company's proxy statement dated March 31, 2005) for 2006:

      NAME AND POSITION                                      BASE SALARY

J. Barry Griswell , Chairman, President and
         Chief Executive Officer....................        $  1,000,000

John E. Aschenbrenner, President,
         Insurance and Financial Services...........             550,000

Michael H. Gersie, Executive Vice President and
         Chief Financial Officer ...................             470,000

James P. McCaughan, President,
         Global Asset Management....................             525,000

Larry D. Zimpleman, President,
         Retirement and Investor Services...........             585,000

ANNUAL INCENTIVE COMPENSATION

Also on February 27, 2006, the Committee authorized the payment of annual incentive awards to each of the Company's Named Executive Officers in respect of the year ended December 31, 2005. The annual incentive awards were made pursuant to the Principal Financial Group, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). The Annual Incentive Plan contains a performance measure of two percent of the Company's Operating Income that makes available an annual incentive award pool. That pool establishes the maximum amount that may be paid under the plan for that year. The Committee establishes corporate, business unit and individual goals relating to financial, operational and other strategic areas of performance under the Company's broad-based employee annual incentive plan ("PrinPay"). The Committee uses these performance goals and other factors determined by the Committee to guide its decision regarding whether (and, if so, how) to use its negative discretion to reduce the actual awards earned by Named Executive officers under the Annual Incentive Plan. In February 2005, the Committee approved the following components upon which to base awards for senior officers under the PrinPay Plan for 2005: (1) Company performance and individual performance in the case of the Chief Executive Officer and senior officers with service unit responsibilities, and (2) Company performance, business unit performance and individual performance in the case of senior officers with business unit responsibilities.

In February 2005, the Committee decided a single metric relating to achievement of a stated level of operating earnings for the total organization would determine Company performance for purposes of the PrinPay Plan for 2005. The Committee established a level of operating earnings achievement as target performance for the Company component under the plan. "Operating earnings" is a non-GAAP financial measure used as the key financial measure in the Company's industry. It is believed to best illustrate the performance of a Company's normal, ongoing operations, which is important in understanding and evaluating financial condition and results of operations on a basis comparable to that used by securities analysts.

In approving the PrinPay awards for 2005, the Committee determined that the result obtained for Company performance yielded a 152% payout. The extent to which the Company performance result affected any particular participant depended on the relative weight of the Company performance component to individual and any business unit components applicable to the participant. After the Committee assessed the Company's, applicable business unit and individual performance for the year, a final award was approved for each senior officer. For 2005, the Committee had approved for eligible senior officers, including the


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Named Executive Officers,  target awards at ranges of 50% to 250% of base salary for achieving  performance  at target and maximum awards of 100% to 500% of base
salary  for  achieving  performance  above  target.   Attainment  of  individual
performance targets varied among Named Executive Officers.

The following table sets forth cash payments to the Named Executive Officers in respect of their annual incentive awards under the Annual Incentive Plan for 2005:


         NAME                                          ANNUAL INCENTIVE AWARD


    Mr. Griswell......................                    $    2,100,000
    Mr. Aschenbrenner.................                           794,492
    Mr. Gersie........................                           503,573
    Mr. McCaughan.....................                         2,108,519
    Mr. Zimpleman.....................                           796,831

LONG-TERM INCENTIVE COMPENSATION; OPTION AND PERFORMANCE SHARE GRANTS

Beginning in 2004, the Committee determined that the long-term incentive plan for senior officers would consist of stock-based compensation awards under the Company's Stock Incentive Plan. Prior to 2004, the Company also made awards under a long-term plan that existed before the Company became publicly-held in 2001, the "Long-Term Performance Plan." The last three-year cycle under the Long-Term Performance Plan ended on December 31, 2005. Payouts for the 2003 - 2005 performance period were reported in the Company's Current Report on Form 8-K dated February 3, 2006.

     On February 27, 2006, the Committee approved grants of non-qualified stock options and performance shares to each of the Named Executive Officers pursuant to the Company's 2005 Stock Incentive Plan. For 2006, the Committee replaced restricted stock units, which vest based solely on the passage of time, with performance shares. Performance shares are similar to restricted stock units except the number of shares that are earned depends on Company performance as measured against three-year goals set at the beginning of the performance period. The performance shares will be earned and paid in shares of Common Stock if performance requirements are met or exceeded. A return on equity ("ROE") objective (a simple average of the ROE for each of the calendar years ended during the three-year performance period) and an earnings per share ("EPS") objective (the cumulative EPS for the three-year performance period) must be achieved for any of the performance shares to be earned. If the performance requirements are not met, the performance shares will be forfeited.

The Committee determines the level of options and performance shares it could grant Named Executive Officers under the plan by considering the percentage of total compensation that competitors award in the form of options and other forms of equity compensation for comparable positions, and other factors the Committee deems important. Utilizing this information, the Committee sets target award opportunities for long-term incentive compensation, expressed as a percentage of base salary. Actual grants may vary from these targets based on a variety of factors such as individual performance and the importance of retaining the senior officer ("Adjusted Target Award Opportunity"). The Committee calculates the actual number of options it will award to a senior officer by dividing the present value of one option, utilizing the Black-Scholes model (but adjusting for the possibility of forfeitures of options), into the portion of the Adjusted Target Award Opportunity to be granted in options. The Committee calculates the actual number of performance shares it will award a senior officer by dividing the 20-day average stock price immediately preceding the grant date into the portion of the Adjusted Target Award Opportunity to be granted in performance shares. The following table sets forth information regarding grants of stock options and performance shares to the Named Executive Officers made on February 27, 2006.

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                                   NUMBER OF STOCK      NUMBER OF PERFORMANCE
               NAME               OPTIONS (1),(2)(3)           SHARES (4)

    Mr. Griswell............             242,890               62,854
    Mr. Aschenbrenner.......              67,400               17,442
    Mr. Gersie..............              47,565               12,309
    Mr. McCaughan...........              63,760               16,499
    Mr. Zimpleman...........              82,885               21,449


(1) Options vest in three equal annual installments beginning February 27, 2007, subject to continuous employment.

(2) Options granted to the Named Executive Officers under the 2005 Stock Incentive Plan are exercisable for ten years after the date of grant, generally subject to the optionee's continued service with the Company and its subsidiaries. Unvested options terminate upon termination of service, except in the event of such participant's death, disability or approved retirement. In the event of a participant's death or disability, options granted to the participant become immediately exercisable by the participant, or participant's beneficiary, if applicable, and may be exercised at any time prior to the earlier of the expiration of the remaining term of the option or three years from the date of death or termination of employment due to disability, as applicable. In the event of a participant's approved retirement, options granted to the participant become immediately exercisable by the participant and may be exercised at any time during the remaining term of the option. The vesting and exercisability of the options may also accelerate upon the occurrence of a change of control, unless the options are honored or assumed on terms intended to preserve the value of the option for the optionee (including acceleration of vesting upon an involuntary termination following a change of control).

(3) The per-share option exercise price of $49.25 equals the closing price of the Common Stock on the date of grant.

(4) Performance shares are similar to restricted stock units. The number of shares that are earned depends on the participant's continued employment through the performance period and Company performance as measured against three-year goals set at the beginning of the performance period.

CHANGE IN CONTROL AGREEMENTS

In 2005 and early 2006, the Committee reviewed the provisions and costs of the change of control employment agreements with executives. As a result of this review, the Committee on February 28, 2006 directed the Company to enter into new change of control agreements to give the Company the ability to amend change of control agreements upon 12 months' notice rather than upon 24 months' notice, as is currently provided in most of the agreements.

The Company has offered "change of control" employment agreements to each of the Named Executive Officers, effective as of February 28, 2006, to simplify and clarify the terms and operation of such agreements and otherwise conform to changes in best practices for such arrangements. The revised agreements generally have a term of two years and will automatically renew for successive one-year periods unless and until the Company provides a notice to a covered executive electing not to so extend the term. However, if at any time during the term of these arrangements, there shall occur a "pre-change of control event" or a "change of control" (in either case as defined in such agreements and described below), the term of the agreements will generally extend until the


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second anniversary of a change of control (and regardless of whether a notice of non-renewal shall have been delivered prior to the occurrence of either such event).

While these agreements will not have any effect unless and until a change of control occurs (and, at that time, the covered executive has been continuously employed by the Company or one of its affiliates from the date as of which the agreement was entered into), the severance and other termination benefits provided under such agreements will be available to a covered executive if his or her employment is terminated following or in connection with a pre-change of control event, if any third party requests or otherwise causes the termination of executive's employment or an adverse change in the terms and conditions of the executive's employment with the Company or its affiliate. This result is effected under the agreements by deeming such termination or change in employment conditions or terms to have occurred immediately following the date on which a change in control occurs (rather than at the time it actually occurs). For this purpose, a pre-change of control event will mean any one or more of the following events:


     o the commencement of a tender offer that would, if completed, result in a third party owning 40% of our voting securities;

     o the commencement by a person other than the Company of a proxy solicitation or contest for the election of one or more members of the Company's Board;

     o an agreement is entered into that, if consummated, would result in change of control; or

     o any other event, transaction or occurrence that our Board declares to be a pre-change of control event

The purpose of these agreements is to assure each covered executive that, following a change of control, he or she will be permitted to continue in our employment on substantially comparable terms and conditions of employment and with substantially comparable compensation and benefits as were applicable to the executive prior to the occurrence of such event. To that end, in the event of a change of control, these agreements:

     o mandate that the executive receive specified levels of salary, annual incentive compensation and benefits for a period of not less than two years following the occurrence of a change of control; and

     o provided that, subject in such circumstances where the Company does not survive as a public company to the successor to our business or its parent (the "Successor") agreeing to issue its equity in substitution of awards of our equity, (i) all of the covered executive's outstanding stock options or stock appreciation rights and any time-vesting outstanding equity or equity-based awards shall continue in effect in accordance with their terms (but, where appropriate , converted into equity or equity-based awards of a similar type and nature related to the common stock of the Successor) and (ii) any other outstanding performance-based equity awards (other than stock options or stock appreciation rights) will be converted into time vesting restricted stock or restricted stock units for our stock (or the stock of the Successor), based on actual performance through the change of control date projected out to the end of the corresponding performance period. If and to the extent that a conversion into the Successor's equity is necessary or appropriate, and the Successor does not agree to such substitution, then any such awards that are not so converted will become fully vested, exercisable and /or distributable upon the date of the change of control, and the covered executive will receive the value of such awards in cash, unless the Committee determines, in accordance with the terms of the plan pursuant to which the award was granted, that no equity or equity based awards will be settled in cash; and

     o will vest the covered executive in all benefits previously accrued under any deferred compensation plan that is not qualified under
          Section 401(a) of the Internal Revenue Code; and

     o assure each executive of receiving a specified level of severance and other termination benefits in the event that his employment is terminated without "cause" or by the executive voluntarily for "good reason." A termination by his or her employer without cause or by the executive for good reason is hereafter called a "qualifying termination."

For this purpose, "good reason" means adverse changes in the terms and conditions of the executive's employment, including:

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     o    any  failure  to pay  the  executive's  base  salary  or any  required increase in salary;

     o any failure to pay the executive's annual bonus or any reduction in the executive's annual bonus opportunity;

     o    any material  adverse change in the  executive's  position  (including
          offices,   titles  or  reporting   requirements,   but  not  reporting
          responsibilities), authority or duties under the agreement; or

     o any material reduction in the executive's aggregate compensation and benefits; or

     o relocation of the executive to any office or location other than the location at which the executive worked prior to the change of control.

     The benefits to be paid or provided under the agreements upon a qualifying termination include:

     o a lump sum severance benefit equal to three times the sum of the executive's annual base salary and target annual bonus;

     o the immediate vesting of all stock options, stock appreciation rights and all shares of restricted stock, performance shares, restricted stock units, deferred stock units and similar awards then held by the covered executive, and regardless of whether such awards would otherwise vest based upon the passage of time and the continued
          performance of services, or upon the achievement of specified performance criteria;

     o a pro-rated annual bonus for the year of termination and a pro-rated long-term incentive plan payment for each cycle then in progress, minus, in each case, the amount, if any, paid in respect of such annual or long-term incentive plan at the time of the change of control;

     o an increase in the retirement benefits the executive would have accrued had he or she become fully vested in all such previously-unvested benefits, accrued three additional years of service and received the lump-sum severance benefits described above, excluding the long-term incentive plan bonuses, as covered compensation during such assumed additional years of service;

     o an additional payment to offset any excise tax imposed under section 4999 of the Internal Revenue Code, but only if the after-tax amount of the additional payment would exceed 10% of the after-tax benefits the executive would receive if the executive's benefits were limited to an amount such that the payments would not be subject to the excise tax; and

     o the reimbursement for legal fees and other related expenses required to secure, preserve or obtain benefits under the agreements.

In addition, until the third anniversary of the date of the executive's termination or such later date as any plan may specify (or such shorter period necessary for such benefits not to be treated as deferred compensation under
Section 409A of the Internal Revenue Code), each covered executive and his or her family will receive welfare benefits (including accidental death and dismemberment, dental, medical, vision and group-term life insurance) which are at least as favorable as the most favorable programs at the same costs applicable to peer executives and their families who are actively employed after such termination date.

Pursuant to the terms of these change of control agreements, Mr. Griswell agreement specifies that for three years, and the other Named Executive Officers agreements specify that for one year, following a termination of employment that results in the executive receiving the severance benefits described above, the executive will not engage or participate in, or become employed by or serve as a director of or consultant to, a competing business; nor will the executive solicit employees or customers, or interfere with the Company's relationship with its employees or customers.

     For purposes of these agreements, a change of control will mean any one or more of the following events:

     o any person becoming the beneficial owner of 40% or more of the Common Stock;

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     o    the individuals  then serving as members of the Board who were members of the Board as of the date of the agreements cease for any reason to constitute at least a majority of the Board, provided that, for this purpose, any subsequently-appointed or elected member of the Board whose election or nomination for election (unless such election, nomination or appointment was in connection with an actual or threatened proxy contest) was approved by a vote or written consent of at least a majority of the incumbent directors then in office and the directors elected or nominated in a manner consistent with the conditions of this provision shall be treated as an incumbent director; or

     o the consummation of a merger, reorganization, consolidation or similar transaction other than a transaction immediately following which the shareholders of the Company continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

     o approval by the shareholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of its consolidated assets or a plan of liquidation.

ADDITIONAL EXECUTIVE COMPENSATION DISCLOSURE

     The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers with respect to and during the year ended December 31, 2005, in the proxy statement for the Company's 2006 annual meeting of shareholders, which is expected to be filed with the Securities and Exchange Commission not later than 120 days after the year ended December 31, 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

At a meeting of the Board of Directors of the Company held on February 27, 2006, Federico F. Pena, a director of the Company and its wholly-owned subsidiary, Principal Life Insurance Company, whose terms of office will expire at the time of the Company's 2007 annual meeting of shareholders, indicated his decision to resign from these positions effective May 16, 2006. Mr. Pena's decision is based in part upon demands on his time from other professional commitments, and is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Pena was not asked to resign or removed for cause from the Board of Directors.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:    /S/ JOYCE N. HOFFMAN
                                           -------------------------------------
                                    Name:  Joyce N. Hoffman
                                    Title: Senior Vice President and Corporate
                                           Secretary

Date:    March 3, 2006


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